CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Rising Dividends Fund:

We consent to the use of our report dated December 12, 2017, with respect to the financial statements and financial highlights of Oppenheimer Rising Dividends Fund as of October 31, 2017, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado

December 22, 2017